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                                                                   EXHIBIT 10.27

                              Goebel Put Agreement


     This Agreement (the "Agreement") is made as of the 13th day of June, 1997 (the "Closing Date") between Omega Holdings, Inc., a Delaware corporation (the "Company") and John A. Goebel, Jr. (the "Stockholder").

                                    Recitals

     WHEREAS, the Company and the Stockholder have entered into a Stockholders Agreement dated as of June 13, 1997 among the Company, Mezzanine Lending Associates III, L.P., BCC Industrial Services, Inc., the Stockholder and certain other Management Holders (as defined therein) party thereto, and the other parties thereto (as from time to time in effect, the "Stockholders Agreement"); and

     WHEREAS, the parties hereto desire to set forth their agreements on certain additional matters.

                                   Agreement

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.   Stockholder Put Options.

     1.1. Grant of Put Option. The Company hereby grants to the Stockholder an option (a "Put Option"), upon the occurrence of a Special Put Event with respect to him, to require the Company to purchase all, but not less than all, of the Management Shares then held by the Stockholder (or by a Permitted Transferee to which such Management Shares were Transferred pursuant to Section 5.1 of the Stockholders Agreement) at a price per share (determined as of the date of closing of the Put Option) equal to the Fair Market Value.

     1.2. Exercise of Put Option. The Stockholder may elect to cause the Company (which may cause part or all of its purchase obligations hereunder to be fulfilled by one or more Designated Persons), to purchase all of the Management Shares subject to the Put Option by delivering written notice to the Company within thirty (30) days after the later of the Special Put Event and the determination of the repurchase price in connection with the Special Put Event (the "Expiration Date"); provided that if the Stockholder shall die after the occurrence of the Special Put Event and before the Expiration Date, such election may be made by the Stockholder's estate, executor, administrator, or personal representative, as the
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case may be, and if such notice would otherwise be required to be delivered earlier than the ninetieth (90th) day after such death, then the time within which such notice must be delivered shall be extended to such ninetieth (90th) day. Such notice shall set forth the number of Management Shares to be acquired from such holder, the aggregate consideration to be paid for such Management Shares, and the time and place for the closing of such purchase. If the Company elects to have any part of the purchase made by Designated Persons, the Company will promptly notify the Stockholder of the identity of such purchaser(s).
Section 5 of the Stockholders Agreement shall not restrict any Transfer made in accordance with this Agreement.

     1.3. Closing. The closing of the purchase of Management Shares pursuant to the exercise of a Put Option shall occur 20 business days after the date of the notice of exercise thereof, at the principal office of the Company at 11:00 a.m. local time, or at such other time and location as the parties to such purchase may mutually determine. At the closing, the Stockholder exercising the Put Option shall deliver to the Company or the Designated Persons, as the case may be, a certificate or certificates representing the Management Shares subject to the Put Option, duly endorsed for transfer and with signatures guaranteed, free and clear of any lien or encumbrance, with any necessary stock transfer tax stamps affixed, against payment of the purchase price by certified or bank check; provided that the Company may in its sole discretion pay all or any part of such purchase price by delivery of a Put Note in the form of Exhibit 1.3
                                                                -----------
hereto (a "Put Note") having an aggregate principal amount equal to the portion of the purchase price represented by such Put Note.

     1.4. Termination of Put Option. The provisions of Section 1 shall expire on the earliest of: (a) the first date prior to the Company's Initial Public Offering on which the Sponsors own less than twenty-five percent (25%) of all voting Equivalent Shares or (b) immediately following the closing of the Company's Initial Public Offering.

2. Definitions. Terms defined in the Stockholders Agreement and not otherwise defined herein are used herein as so defined. In addition, the following terms have the following meanings:

     2.1. "Special Put Event" shall mean the Normal Retirement of the
Stockholder.

     2.2. "Normal Retirement" shall mean retirement from employment by the Company and its Subsidiaries on or after the seventh anniversary of the date of this Agreement.

3.   Governing Law; Jurisdiction.

     3.1. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

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      3.2.     Consent to Jurisdiction. Each of the parties agrees that all actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof shall be brought and maintained exclusively in the federal and state courts of the State of Delaware, provided that the Company may bring any such action, suit or proceeding against the Stockholder in any jurisdiction in which the Stockholder is subject to personal jurisdiction. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in the State of Delaware for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that he or it is not subject personally to the jurisdiction of the above-named courts, that he or it is immune from extraterritorial injunctive relief or other injunctive relief, that his or its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of Delaware, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 4.7 is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 4.7 does not constitute good and sufficient service of process. The provisions of this
Section 3.2 shall not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court of the State of Delaware.

      3.3. Waiver of Jury Trial. To the extent not prohibited by applicable law that cannot be waived, each of the parties hereto hereby waives, and covenants that he or it will not assert (whether as plaintiff, defendant, or otherwise), any right to trial by jury in any forum in respect of any issue, claim, demand, cause of action, action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof, in each case whether now existing or hereafter arising and whether in contract or tort or otherwise. Any of the parties hereto may file an original counterpart or a copy of this Section
3.3 with any court as written evidence of the consent of each of the parties hereto to the waiver of his or its right to trial by jury.

      3.4. Reliance. Each of the parties hereto acknowledges that he or it has been informed by each other party that the provisions of this Section 3 constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby.


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4.   Miscellaneous.

      4.1. Entire Agreement; Waivers. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such subject matter, it being understood that this Agreement is in addition to the Stockholders Agreement, and neither this Agreement nor the Stockholders Agreement shall amend or modify the other. No waiver of any provision of this Agreement (A) shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar), (B) shall constitute a continuing waiver unless otherwise expressly provided therein, or (C) shall be effective unless in writing and executed (i) in the case of a waiver by the Company, by the Company, and (ii) in the case of a waiver by the Stockholder, by the Stockholder.

      4.2. Amendment or Modification, etc. The parties hereto may not amend or modify this Agreement except in such manner as may be agreed upon by a written instrument executed by the Company and by the Stockholder. Any written amendment, modification or waiver executed by the Company and the Stockholder shall be binding upon the Company and the Stockholder.

      4.3. Headings, etc. Section and subsection headings are not to be considered part of this Agreement, are included solely for convenience, are not intended to be full or accurate descriptions of the content thereof and shall not affect the construction hereof. This Agreement shall be deemed to express the mutual intent of the parties, and no rule of strict construction shall be applied against any party.

     4.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

      4.5. Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns (each of which shall be deemed to be a party hereto for all purposes hereof); provided, however, that (A) except as set forth in the proviso below, no party may transfer or assign any of its rights or obligations hereunder without the consent of the Company and the Stockholder, and (B) no transfer or assignment by any party shall relieve such party of any of its obligations hereunder, provided, further, however, that the Company may transfer or assign any or all of its rights and obligations hereunder to (i) any person or entity controlling, controlled by or under common control with the Company, (ii) any person

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or entity providing financing in connection with the transactions contemplated hereby, including without limitation any direct or indirect refinancing thereof, or (iii) any person or entity acquiring all or substantially all of the business and assets of the Company, in each case substituting such assignee or assignees in the place of the Company under this Agreement, with the same force and effect as if this Agreement were, in whole or in part, originally made with such assignee or assignees. Except as expressly provided herein, this Agreement shall not confer any right or remedy upon any person or entity other than the parties and their respective transferees, successors and assigns. A merger shall not constitute a transfer or assignment for purposes of this Section 4.5.

     4.6 Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof. If such construction or deletion substantially affects or alters the commercial basis of this Agreement, the parties shall negotiate in good faith to amend and modify the terms and provisions of this Agreement to give effect to the original intent of the parties.

     4.7 Notices. Any notices or other communications required or permitted hereunder shall be effective if in writing and delivered in the manner required by the Stockholders Agreement, in each case addressed as provided by the Stockholders Agreement.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]


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     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have hereunto set their hands under seal, as of the date first above written.


The Stockholder:                         The Company:

                                         OMEGA HOLDINGS, INC.


/s/ John A. Goebel, Jr.                  By: /s/ Henry P. Key
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John A. Goebel, Jr.                         Name:Henry P. Key
                                            Title: CEO